                                                                  EXHIBIT 10(nn)


October 7, 1996

Jeanne Marie Welsko
200 West Whitetail Ridge
Glenmoore, PA 19343

Dear Jeanne:

As you could tell from our discussion, we are all very enthusiastic about you joining us in this exciting new venture. Accordingly, and subject to obtain satisfactory references, I am pleased to offer you our position on the following terms:

-  Title:                           Vice President Human Resources

-  Reporting Relationship:          Reporting to President

-  Base Salary:                     $80,000

-  Annual Bonus Potential:          20% of base salary, contingent on
                                    the successful attainment or
                                    completion of mutually agreed upon
                                    objectives

-  Founders Stock:                  7,500 shares at ten ($.10) per
                                    share with five year vesting and
                                    other terms per customary stock
                                    purchase agreement

-  Benefits:                        Standard Valley Forge Dental
                                    Associates benefit package in
                                    placed for senior executives

-  Vacation:                        Three weeks in year one through
                                    three, four weeks in subsequent
                                    years

-  Non-Compete:                     In order to protect the value
                                    created in Valley Forge Dental, you
                                    will not serve as a consultant,
                                    employee, officer, director or
                                    investor of any group dental
                                    practice or any entity engaged in
                                    the consolidation of dental
                                    providers, regionally, nationally,
                                    or otherwise, for a period of two
                                    years after your termination of
                                    employment with the Company.

-  Start Date:                      As soon as is practicable

We are excited about the prospect of working with you, Jeanne, and look forward to the competence, energy and leadership you can bring to Valley Forge Dental's pursuit of what we believe to be an overwhelming set of exciting growth opportunities.

Sincerely,



Joseph J. Frank
President



Accepted and Agreed To:

/s/ Jeanne Marie Welsko
------------------------------
    Jeanne Marie Welsko



cc:      Stephen F. Nagy
         Chairman & CEO

         Douglas P. Gill
         Director